Exhibit 5.1
                                                             , 2006
Performance Home Buyers, LLC
4130 Linden Avenue
Suite 303
Dayton, OH 45432

Re:	Registration Statement on Form S-1
$25,000,000 Senior Secured Renewable Notes
Gentlemen:
     We are acting as special counsel for Performance Home Buyers, LLC, an Ohio limited liability company (the “Company”) in connection with a public offering of up to $25,000,000 aggregate principal amount of its Senior Secured Renewable Notes (the “Notes”), to be issued under an Indenture entered into between the Company and Herring Bank (the “Trustee”) as of                                                              , 2006 (the “Indenture”).
     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:
     (i) the Registration Statement of the Company on Form SB-2 relating to the Notes, filed with the Securities and Exchange Commission (the “Commission”) on November 9, 2005 under the Securities Act, as amended by Amendment Nos. 1 and 2 filed with the Commission on November 10, 2005 and February                     , 2006, respectively, and as further amended by Amendment No. 3 filed with the Commission on the date hereof (such Registration Statement, as amended, the “Registration Statement”);
     (ii) the Distribution and Management Agreement dated                                                              , 2006 and entered into between the Company and Sumner Harrington, Ltd. (the “Servicing Agent”) and Amendment No. 1 to the Distribution and Management Agreement proposed to be entered into between the Company, the Servicing Agent and Sumner Harrington Agency, Inc., each to be filed as an exhibit to the Registration Statement (as amended, the “Distribution and Management Agreement”);
     (iii) the Indenture filed as an exhibit to the Registration Statement;
     (iv) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement;
     (v) the formation documents of the Company, as presently in effect, filed as exhibits to the Registration Statement;

                                        , 2006
Performance Home Buyers, LLC

     (vi) certain resolutions adopted by the Board of Directors of the Company relating to the Notes (the “Resolutions”); and
     (vii) the form of the Notes.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by the parties thereto, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. We have also assumed that (i) the execution and delivery of the agreements referred to herein, and the performance of the obligations of the parties thereto under such agreements, do not and will not conflict with, contravene, violate or constitute a default under (a) the charter or by-laws or other organizational documents of any such party, (b) any lease, indenture, instrument or other agreement to which any party to such agreements or its property is subject, (c) any law, rule or regulation to which any party to such agreements is subject or (d) any judicial or administrative order or decree of any governmental authority, and (ii) no authorization, consent or other approval of, notice to or registration, recording or filing with any court, governmental authority or regulatory body is required to authorize or is required in connection with the execution or delivery of any of such agreements or the performance of any obligations thereunder or the consummation of any transactions contemplated thereby. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of managers and other representatives of the Company and others.
     Members of our firm are admitted to the Bar in the State of Minnesota and we do not express any opinion as to the laws of any other jurisdiction.
     Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) the Indenture and the Distribution and Management Agreement have been duly executed and delivered; and (iii) the Notes shall have been duly executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Holders as contemplated by the Distribution and Management Agreement, then the issuance and sale of the Notes will have been duly authorized, and the Notes will be valid

                                        , 2006
Performance Home Buyers, LLC

and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect, relating to creditors’ rights generally; and (2) general principles of equity (regardless of whether enforceability is considered a proceeding at law or in equity).
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Winthrop & Weinstine, P.A.